EXHIBIT 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

(as of 12/26/04)

Name of Subsidiary	State or Jurisdiction in Which Incorporated or Organized
Domestic Subsidiaries
Advanced Micro Ltd.*	California
AMD Corporation*	California
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Texas Properties, LLC	Delaware
AMD Latin America Ltd.	Delaware
AMD Saxony LLC	Delaware
Cerium Laboratories LLC	Delaware
Coatue Corporation	Delaware
Spansion LLC (1)	Delaware
Spansion International, Inc. (2)	Delaware
AMD (US) Holdings, Inc.	Delaware
AMD Investments, Inc. (3)	Delaware
AMD FAB 36 LLC	Delaware

Foreign Subsidiaries
Advanced Micro Devices Belgium N.V.	Belgium
AMD South America LTDA (4)	Brazil
Advanced Micro Devices (Canada) Limited	Canada
Advanced Micro Devices (China) Co. Ltd.	China
AMD Technologies (China) Co. Ltd. (12)	China
Spansion (China) Limited (5)	China
AMD International Trading (Shanghai) Co. Ltd.	China
Advanced Micro Devices S.A.	France
Spansion (EMEA) (2)	France
Advanced Micro Devices GmbH	Germany
AMD FAB 36 Limited Liability Company & Co. KG (6)	Germany
AMD FAB 36 Admin GmbH (7)	Germany
AMD FAB 36 Holding GmbH	Germany
AMD Saxony Limited Liability Company & Co. KG (8)	Germany
AMD Saxony Admin GmbH (9)	Germany
AMD Saxony Holding GmbH	Germany
AMD India Engineering Centre Private Limited	India
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
Spansion Japan Limited (2)	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Export Sdn. Bhd. (10)	Malaysia
Spansion (Penang) Sdn.Bhd. (2)	Malaysia
Spansion (Kuala Lumpur) Sdn. Bhd. (2)	Malaysia
AMD (Netherlands) B.V. (11)	Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
Spansion Holdings (Singapore) Pte. Ltd. (2)	Singapore
Advanced Micro Devices, AB	Sweden
Spansion (Thailand) Limited (2)	Thailand
Advanced Micro Devices (U.K.) Limited	United Kingdom

(1)	Subsidiary of AMD Investments, Inc.
(2)	Subsidiary of Spansion LLC
(3)	Subsidiary of AMD (US) Holdings, Inc.
(4)	Subsidiary of AMD International Sales & Service, Ltd.
(5)	Subsidiary of Spansion Holdings (Singapore) Pte. Ltd.
(6)	Partnership in which AMD Fab 36 LLC is the general partner and AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH are the limited partners
(7)	Subsidiary of AMD Fab 36 Holding GmbH
(8)	Partnership in which AMD Saxony LLC is the general partner and AMD Saxony Holding GmbH and AMD Saxony Admin GmbH are the limited partners
(9)	Subsidiary of AMD Saxony Holding GmbH
(10)	Subsidiary of Advanced Micro Devices Sdn. Bhd.
(11)	Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(12)	Subsidiary of Advanced Micro Devices (China) Co. Ltd.
*	Inactive entity